UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2017

Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

865 Spring Street Westbrook, Maine	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2017, our Board of Directors appointed Jeffrey Kadanoff (age: 46) as Chief Financial Officer of Synergy CHC Corp. (the “Company”) effective October 16, 2017 with a start date of November 1, 2017. From February 28, 2014 to October 10, 2017, Mr. Kadanoff was the Chief Financial Officer for Knight Therapeutics Inc, a healthcare company. Prior to that, he served as an independent strategy consultant from April 2013 to February 2014. From September 2011 to March 2013, Mr. Kadanoff was the Vice President of Strategic Planning and Development for Reitmans (Canada) Limited, a retail clothing company. Prior to Reitmans (Canada) Limited, Mr. Kadanoff was a Principal at Bain & Company where he served as a strategy consultant for 14 years. Mr. Kadanoff holds a Bachelor of Science degree in engineering from McGill University, and a Master Degree in Business Administration from INSEAD.

The Company and Mr. Kadanoff entered into an employment agreement on October 10, 2017 (the “Employment Agreement”). The Employment Agreement is summarized below and included as an exhibit to this report. The description of the Employment Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is included as an exhibit to this report and is incorporated herein by reference. Capitalized terms appearing below and not otherwise defined have the meaning set forth in the Employment Agreement.

Compensation and Benefits. In exchange for his service as Chief Financial Officer, Mr. Kadanoff will receive an annual base salary of $450,000. He will receive a signing bonus consisting of: (i) 100,000 shares of the Company’s common stock, and (ii) a cash payment equal to the value of 100,000 shares of the Company’s common stock based on a price of $0.55 per share. He will receive an annual bonus for calendar year 2017 of $37,500. Beginning with calendar year 2018, Mr. Kadanoff will be eligible for an annual target bonus of up to half his base salary. The target bonus will be determined at the discretion of our Board or compensation committee based upon the achievement of financial and other performance-related goals and may be paid in cash or shares of the Company’s common stock.

In connection with his employment, Mr. Kadanoff has committed to purchasing 400,000 shares of our common stock from the Company for a price of $0.55 per share. The Company will grant Mr. Kadanoff an option to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.55 (the “Initial Option”). The Initial Option will vest in three (3) equal annual installments on the first three anniversaries of Mr. Kadanoff’s Start Date with the Company, provided that Mr. Kadanoff remains employed by the Company on each such date. The Initial Option will expire on the tenth anniversary of the grant date. Subject to the approval by the Board, during each calendar year of Mr. Kadanoff’s employment with the Company beginning with 2018, the Company will grant to him an option to purchase 500,000 shares of the Company’s common stock (such options collectively the “Additional Options”). The exercise price of each Additional Option will be the Fair Market Value of the common stock on the date each such Additional Option is granted. Each Additional Option will expire on the tenth anniversary of the date of grant of such Additional Option. The Additional Options will vest in three (3) equal annual installments on the first three anniversaries of the date of grant of such Additional Option, provided that Mr. Kadanoff remains employed by the Company on each such date. Upon the occurrence of a Change in Control , the vesting of stock options granted to Mr. Kadanoff will be accelerated subject to his continued service to the Company as of such date and provided further that Mr. Kadanoff’s stock options will be treated no less favorably than those of any other senior executive or Chairman of the Company.

Termination. If the Company terminates Mr. Kadanoff’s employment for Cause, death or Disability, or Mr. Kadanoff resigns for a purpose other than Good Reason, Mr. Kadanoff will be entitled to receive only the accrued compensation due to him as of the date of such termination.

If the Company terminates Mr. Kadanoff’s employment without Cause, or if Mr. Kadanoff resigns for Good Reason, and conditioned upon Mr. Kadanoff executing a Release following such termination, Mr. Kadanoff will be entitled to receive Separation Benefits equal to the sum of his then current annual Base Salary plus his target Annual Bonus and a pro-rated rated amount of the target Annual Bonus for the year in which termination occurs. All unvested stock options granted to Mr. Kadanoff which would otherwise have vested had Mr. Kadanoff remained employed for twelve (12) additional months beyond the date of termination will be accelerated and deemed to have vested as of the effective date of the termination of his employment under such circumstances.

If the Company terminates Mr. Kadanoff’s employment without Cause, or if Mr. Kadanoff resigns for Good Reason, in either case at the time of or within twenty-four (24) months following a Change in Control, and conditioned upon Mr. Kadanoff executing a Release following such termination, Mr. Kadanoff will be entitled to receive CIC Separation Benefits equal to the greater of: (i) two times the sum of Mr. Kadanoff’s then-current annual Base Salary plus his target Annual Bonus, or (ii) two times the sum of (A) Mr. Kadanoff’s average Base Salary actually paid over the preceding two years, plus (B) the average Annual Bonus actually paid over the preceding two years. In addition to the foregoing benefits, all stock and options granted to Mr. Kadanoff will be accelerated subject to his continued service to the Company as of such date and provided further that Mr. Kadanoff’s stock options will be treated no less favorably than those of any other senior executive or Chairman of the Company.

There are no related party transactions between Mr. Kadanoff and us nor are there any family relationships between Mr. Kadanoff and any of our directors or officers.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.25	Employment Agreement, effective as of October 16, 2017, between the Company and Jeffrey Kadanoff.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: October 16, 2017	/s/ Jack Ross
Jack Ross
Chief Executive Officer